EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $3.0 Million for the Fourth Quarter of 2014 and Net Income of $15.0 Million for the Year

MOLINE, Ill., Feb. 3, 2015 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income of $3.0 million for the quarter ended December 31, 2014, or diluted earnings per common share ("EPS") of $0.37, with no preferred stock dividends due to the redemption of all outstanding shares of Series F Preferred Stock in the second quarter of 2014. By comparison, for the quarter ended September 30, 2014, the Company reported net income of $4.1 million, or diluted EPS of $0.50, with no preferred stock dividends. For the fourth quarter of 2013, the Company reported net income of $3.8 million, or diluted EPS of $0.50, after preferred stock dividends of $736 thousand. The Company reported net income of $15.0 million for the year ended December 31, 2014, or diluted EPS of $1.72, after preferred stock dividends of $1.1 million. By comparison, for the year ended December 31, 2013, the Company reported net income of $14.9 million, or diluted EPS of $2.08, after preferred stock dividends of $3.2 million. Core earnings (excluding one-time items) totaled $14.5 million for the year ending December 31, 2014 and $13.3 million for the year ending December 31, 2013.

"While we are very disappointed with our earnings results this quarter, our recurring revenue trends are positive," said Doug Hultquist, President and Chief Executive Officer. He added, "Pre-tax, pre-provision net income of $7.0 million was 13% higher than the prior quarter. Our reduced net income in the fourth quarter was primarily driven by increased provision expense totaling $3.6 million, or $2.6 million more than the third quarter. We believe that it was important to aggressively address a few specific asset quality issues this quarter. We have historically demonstrated better than peer asset quality metrics, both during and subsequent to the credit crisis, and we are focused on reducing nonperforming assets as a percentage of total assets to less than 1.00% as quickly as possible."

Net Interest Margin Expanded 5 Basis Points from Prior Quarter
And 16 Basis Points Compared to Fourth Quarter of 2013

Net interest income totaled $17.8 million for the quarter ended December 31, 2014. By comparison, net interest income totaled $17.5 million and $16.9 million for the quarter ended September 30, 2014 and December 31, 2013, respectively. Net interest income for the year ended December 31, 2014 of $69.1 million increased $5.0 million, or 8%, compared to 2013 results.

"We had another strong quarter of net interest margin expansion and succeeded in growing net interest margin by five basis points to 3.20%," stated Mr. Hultquist. He added, "This represents the fourth consecutive quarter of net interest margin expansion, as we continue to redeploy funds from the securities portfolio into loans and leases, with a goal of growing loans and leases from our current level of 63% to more than 70% of total assets. Additionally, we are focused on improving our funding mix through growth in noninterest bearing deposits and reductions in high-cost wholesale funding. We believe that our execution of these strategies will help us move closer to our return on assets goal of 1.00%."

Loans and Lease Growth Strong at $56.8 Million, or 4%, in the Current Quarter

During the fourth quarter of 2014, the Company's total assets increased $74.4 million, or 3%, to a total of $2.52 billion, while net loans and leases grew $56.8 million, or 4%, during the quarter. The loan and lease growth was funded by securities sales and borrowings.

"We have had solid success growing loans and leases in 2014, with growth of $168.1 million since December 31, 2013, resulting in a 12% growth rate," commented Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "This growth was split between commercial and industrial loans ($92.2 million, or 21%, over prior year-end), commercial real estate loans ($30.4 million, or 5%, over prior year-end) and leases ($37.1 million, or 29%, over prior year-end). This growth was purely organic and is the highest growth rate the Company has experienced since pre-recession periods. These results were driven by our employees' dedication to growing loans and leases and improving the Company's balance sheet mix, resulting in improved returns for our shareholders."

"Gains on the sale of government guaranteed loans were very strong this quarter at $1.2 million," said Mr. Hultquist. "We have some very talented bankers in this line of business and we are adding additional talent and executing on strategies in an effort to make this a more consistent and larger source of revenue for our Company."

 Nonperforming Assets Decreased $6.4 Million During Fourth Quarter

Nonperforming loans and leases at December 31, 2014 were $20.1 million, which were down $8.4 million from September 30, 2014. In addition, the ratio of nonperforming assets ("NPAs") to total assets was 1.31% at December 31, 2014, which was down from 1.61% at September 30, 2014. Generally, the vast majority of the Company's NPAs consist of nonaccrual loans and leases, accruing troubled debt restructurings, and other real estate owned.

 "Our nonperforming assets decreased $6.4 million, or 16%, and there were no significant additions to NPAs during the current quarter," stated Mr. Gipple. "In the fourth quarter of 2014, the Company placed a very strong emphasis on improving asset quality metrics, as evidenced by elevated provision expense and charge-offs. The second and third quarter increases in nonperforming assets were disappointing and we wanted to be proactive this quarter in reducing this trend. Therefore, in the fourth quarter, the Company increased provision expense and we were aggressive in charging off and charging down NPAs to position the Company for a successful 2015. The Company will also continue to strongly emphasize the importance of credit quality by tying incentive plans to asset quality measurements, as appropriate."

The Company's provision for loan/lease losses totaled $3.6 million for the fourth quarter of 2014, which was up $2.6 million from the prior quarter, and up $1.7 million compared to the fourth quarter of 2013. The Company had net charge-offs of $3.2 million for the fourth quarter of 2014 which, when coupled with the provision of $3.6 million, increased the Company's allowance for loan/lease losses ("allowance") to $23.1 million at December 31, 2014. The Company had a $2.0 million charge-off in the fourth quarter of 2014 that was spread among all of the Company's subsidiary banks, but was related to a single credit relationship. As of December 31, 2014, the Company's allowance to total loans/leases was 1.42%, which was down from 1.45% at September 30, 2014, and down from 1.47% at December 31, 2013. In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Community National Bank ("CNB") in May 2013 were recorded at market value; therefore, there was no allowance associated with CNB's loans at acquisition. Management continues to evaluate the allowance needed on the acquired CNB loans factoring in the net remaining discount ($1.3 million at December 31, 2014) originally established upon acquisition. The Company's allowance to total nonperforming loans/leases was 115% at December 31, 2014, which was up from 80% at September 30, 2014, and up from 105% at December 31, 2013.

Capital Levels Remain Strong
Tangible Common Equity Ratio and Tangible Book Value Continue to Grow

Mr. Gipple stated, "In addition to fully converting or redeeming all preferred equity and eliminating our preferred dividend commitment in the second quarter of 2014, the execution of our capital plan continues to demonstrate our ability to organically reach our intended target for our tangible common equity ("TCE") ratio of 6.5% through continued earnings growth and prudent management of capital.  Since December of 2013, the Company's TCE ratio has grown from 4.71% to 5.52%, while at the same time, tangible book value has increased from $14.29 per share to $17.50 per share. We have been able to accomplish these results without a separate common equity issuance that could have been dilutive to earnings per share and tangible book value per share." He continued, "The Company and our subsidiary banks continue to maintain capital at levels above the existing well-capitalized minimum requirements administered by the federal regulatory agencies. Our capital plan is also consistent with the requirements of the new regulatory capital guidelines that are effective for the reporting period ending March 31, 2015 under Basel III."

As previously announced, on June 30, 2014, the Company filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC"). This registration statement, declared effective by the SEC on July 14, 2014, will allow the Company to issue various types of securities, from time to time, up to an aggregate amount of $75.0 million. The specific terms and prices of the securities will be determined at the time of any future offering and described in a separate prospectus supplement, which would be filed with the SEC at the time of the particular offering, if any. Mr. Gipple added, "By taking the additional action of filing the shelf registration statement, we are in a position to more quickly take advantage of accretive acquisition opportunities."

Financial highlights for the Company's primary subsidiaries were as follows:

  Quad City Bank & Trust, the Company's first subsidiary bank which opened in 1994, had total consolidated assets of $1.32 billion at December 31, 2014, which were up $46.7 million from September 30, 2014, and up $75.6 million from December 31, 2013. For the fourth quarter of 2014, loans/leases grew $22.9 million, or 3%. The Bank realized net income of $2.0 million for the fourth quarter of 2014, compared to $2.6 million for the same period of 2013, which is a decrease of $587 thousand, mostly due to increased provision for loan and lease losses. Net income for the year ending December 31, 2014 was $10.5 million, compared to $10.3 million for the year ending December 31, 2013.

  Included in the discussion above and consolidated with Quad City Bank & Trust, m2 Lease Funds, LLC, the Company's leasing subsidiary acquired in 2005, grew leases $7.7 million, or 5%, during the fourth quarter of 2014. Leases have grown $43.7 million since December 31, 2013. m2 realized pre-tax net income of $504 thousand for the fourth quarter of 2014, which was a decrease of $436 thousand compared to the same period in 2013, mostly due to increased provision for loan and lease losses.  Pre-tax net income for the year ending December 31, 2014 was $3.5 million, compared to $3.6 million for the year ending December 31, 2013, which was a decrease of $119 thousand, due to increased provision for loan and lease losses.

  Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $840.3 million at December 31, 2014, which was an increase of $18.0 million, or 2%, from September 30, 2014, and an increase of $36.1 million, or 5%, from December 31, 2013. The Bank grew loans $23.7 million, or 4%, during the fourth quarter of 2014. The Bank realized net income of $2.1 million for the fourth quarter of 2014, which was an increase of $460 thousand over the same period in 2013. Strong revenue from gains on the sale of government guaranteed loans more than offset increased provision for loan and lease losses. Net income for the year ending December 31, 2014 was $8.0 million, compared to $6.7 million for the year ending December 31, 2013.

  Rockford Bank & Trust, which opened in 2005, had total assets of $353.4 million at December 31, 2014, which was an increase of $6.9 million, or 2%, from September 30, 2014, and an increase of $14.1 million, or 4%, from December 31, 2013. During the fourth quarter, loans increased $10.5 million, or 4%. The Bank realized net income of $323 thousand for the fourth quarter of 2014, which was a decrease of $214 thousand over the same period in 2013, mostly due to increased provision for loan and lease losses. Net income for the year ending December 31, 2014 was $1.9 million, compared to $1.6 million for the year ending December 31, 2013.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation on May 13, 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including Basel III, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities, including CNB; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the SEC.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	December 31,		September 30,		December 31,
	2014		2014		2013
	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%	Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 120,350	5%	$ 106,718	4%	$ 114,431	5%
Securities	651,539	26%	652,785	27%	697,210	29%
Net loans/leases	1,606,929	64%	1,550,101	63%	1,438,832	60%
Core deposit intangible	1,671	0%	1,721	0%	1,870	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%
Other assets	141,246	5%	136,048	6%	139,387	6%
Total assets	$ 2,524,958	100%	$ 2,450,596	100%	$ 2,394,953	100%

Total deposits	$ 1,679,668	67%	$ 1,713,867	70%	$ 1,646,991	68%
Total borrowings	662,558	26%	550,532	22%	563,381	24%
Other liabilities	38,653	1%	48,017	2%	37,004	2%
Total stockholders' equity	144,079	6%	138,180	6%	147,577	6%
Total liabilities and stockholders' equity	$ 2,524,958	100%	$ 2,450,596	100%	$ 2,394,953	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity *	$ 144,079		$ 138,180		$ 117,753
Common shares outstanding	7,953,197		7,936,813		7,884,462
Book value per common share *	$ 18.12		$ 17.41		$ 14.94
Tangible book value per common share **	$ 17.50		$ 16.79		$ 14.29
Closing stock price	$ 17.86		$ 17.66		$ 17.03
Market capitalization	$ 142,044		$ 140,164		$ 134,272
Market price / book value	98.59%		101.44%		114.00%
Market price / tangible book value	102.05%		105.20%		119.17%
Tangible common equity *** / total tangible assets (TCE/TA)	5.52%		5.45%		4.71%
TCE/TA excluding accumulated other comprehensive income (loss)	5.60%		5.64%		5.29%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	10.91%	****	11.10%		12.87%
Tier 1 risk-based capital ratio	9.53%	****	9.69%		11.45%
Tier 1 leverage capital ratio	7.18%	****	7.53%		7.96%

	For the quarter ended December 31,				For the twelve months ended December 31,
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY	2014		2013		2014		2013
Beginning balance	$ 138,180		$ 147,953		$ 147,577		$ 140,434
Net income	2,993		3,816		14,953		14,938
Other comprehensive income (loss), net of tax	2,814		(3,605)		11,709		(18,351)
Preferred and common cash dividends declared	(316)		(966)		(1,713)		(3,627)
Issuance of 834,715 shares of common stock for acquisition of CNB, net	--		--		--		13,017
Redemption of 29,867 shares of Series F Preferred Stock	--		--		(29,824)		--
Other *****	408		379		1,377		1,166
Ending balance	$ 144,079		$ 147,577		$ 144,079		$ 147,577

* Includes accumulated other comprehensive income (loss).
**Includes accumulated other comprehensive income (loss) and excludes intangible assets.
***Tangible common equity is defined as total common stockholders' equity excluding goodwill and other intangibles. This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity exclusive of changes in intangible assets.
****Subject to change upon final calculation for regulatory filings due after earnings release.
*****Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	December 31,		September 30,		December 31,
	2014		2014		2013
	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 18,588	56%	$ 26,337	67%	$ 17,878	59%
Accruing loans/leases past due 90 days or more	93	0%	55	0%	84	0%
Troubled debt restructures - accruing	1,421	5%	2,129	5%	2,523	8%
Total nonperforming loans/leases	20,102	61%	28,521	72%	20,485	67%
Other real estate owned	12,768	39%	10,680	27%	9,729	32%
Other repossessed assets	155	0%	210	1%	346	1%
Total nonperforming assets	$ 33,025	100%	$ 39,411	100%	$ 30,560	100%

Net charge-offs - calendar year-to-date	$ 5,036		$ 1,839		$ 4,408

Loan/lease mix:
Commercial and industrial loans	$ 523,927	32%	$ 479,747	31%	$ 431,688	30%
Commercial real estate loans	702,140	43%	697,728	44%	671,753	46%
Direct financing leases	166,032	10%	162,476	10%	128,901	9%
Residential real estate loans	158,633	10%	154,954	10%	147,356	10%
Installment and other consumer loans	72,607	5%	71,760	5%	76,034	5%
Deferred loan/lease origination costs, net of fees	6,664	0%	6,204	0%	4,548	0%
Total loans/leases	$ 1,630,003	100%	$ 1,572,869	100%	$ 1,460,280	100%
Less allowance for estimated losses on loans/leases	23,074		22,768		21,448
Net loans/leases	$ 1,606,929		$ 1,550,101		$ 1,438,832

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 307,869	47%	$ 306,005	47%	$ 356,473	51%
Municipal securities	229,230	35%	216,050	33%	180,361	26%
Residential mortgage-backed and related securities	111,423	17%	127,780	20%	157,429	23%
Other securities	3,017	1%	2,950	0%	2,947	0%
Total securities	$ 651,539	100%	$ 652,785	100%	$ 697,210	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 511,992	31%	$ 535,967	31%	$ 542,566	33%
Interest-bearing demand deposits	792,052	47%	762,954	44%	715,643	43%
Time deposits	306,364	18%	319,105	19%	326,852	20%
Brokered time deposits	69,260	4%	95,841	6%	61,930	4%
Total deposits	$ 1,679,668	100%	$ 1,713,867	100%	$ 1,646,991	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 203,500	31%	$ 196,500	36%	$ 231,350	41%
Wholesale structured repurchase agreements	130,000	19%	130,000	24%	130,000	23%
Customer repurchase agreements	137,252	21%	135,697	24%	98,823	18%
Federal funds purchased	131,100	20%	26,490	5%	50,470	9%
Junior subordinated debentures	40,424	6%	40,390	7%	40,290	7%
Other	20,282	3%	21,455	4%	12,448	2%
Total borrowings	$ 662,558	100%	$ 550,532	100%	$ 563,381	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended						For the Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2014		2014		2013		2014		2013
	(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income	$ 22,028		$ 21,796		$ 21,199		$ 85,965		$ 81,872
Interest expense	4,247		4,321		4,303		16,894		17,767
Net interest income	17,781		17,475		16,896		69,071		64,105
Provision for loan/lease losses	3,648		1,063		1,986		6,807		5,930
Net interest income after provision for loan/lease losses	14,133		16,412		14,910		62,264		58,175
Noninterest income	5,839		5,068		7,726		20,998		25,814
Noninterest expense	16,635		16,388		18,212		65,270		64,433
Net income before taxes	3,337		5,092		4,424		17,992		19,556
Income tax expense	344		1,029		608		3,039		4,618
Net income	$ 2,993		$ 4,063		$ 3,816		$ 14,953		$ 14,938
Less: Preferred stock dividends	--		--		736		1,082		3,168
Net income attributable to QCR Holdings, Inc. common stockholders	$ 2,993		$ 4,063		$ 3,080		$ 13,871		$ 11,770

Earnings per share attributable to QCR Holdings, Inc.:
Basic	$ 0.38		$ 0.51		$ 0.51		$ 1.75		$ 2.13
Diluted	$ 0.37		$ 0.50		$ 0.50		$ 1.72		$ 2.08

Earnings per common share (basic) attributable to QCR Holdings, Inc. LTM *	$ 1.75		$ 1.88		$ 2.13

Weighted average common shares outstanding	7,943,275		7,931,944		6,001,120		7,925,220		5,531,948
Weighted average common and common equivalent shares outstanding	8,073,386		8,053,985		6,140,809		8,048,661		5,646,926

AVERAGE BALANCES
Assets	$ 2,487,698		$ 2,467,191		$ 2,432,900		$ 2,453,678		$ 2,330,604
Loans/leases	$ 1,604,928		$ 1,572,638		$ 1,474,257		$ 1,540,382		$ 1,425,364
Deposits	$ 1,747,249		$ 1,727,115		$ 1,706,485		$ 1,708,777		$ 1,594,939
Total stockholders' equity	$ 141,942		$ 136,403		$ 149,733		$ 142,735		$ 145,906
Common stockholders' equity	$ 141,942		$ 136,403		$ 106,285		$ 132,238		$ 102,525

KEY PERFORMANCE RATIOS
Return on average assets (annualized) ***	0.48%		0.66%		0.63%		0.61%		0.64%
Return on average common equity (annualized) **	8.43%		11.91%		11.59%		10.49%		11.48%
Return on average total equity (annualized) ***	8.43%		11.91%		10.19%		10.48%		10.24%
Price earnings ratio LTM *	10.21	x	9.39	x	8.00	x	10.21	x	8.00	x
Net interest margin (TEY)	3.20%		3.15%		3.04%		3.15%		3.03%
Nonperforming assets / total assets	1.31%		1.61%		1.28%		1.31%		1.28%
Net charge-offs / average loans/leases	0.20%		0.09%		0.18%		0.33%		0.31%
Allowance / total loans/leases ****	1.42%		1.45%		1.47%		1.42%		1.47%
Allowance / nonperforming loans ****	114.78%		79.83%		104.70%		114.78%		104.70%
Efficiency ratio	70.43%		72.70%		73.97%		72.47%		71.66%
Full-time equivalent employees	409		412		400		409		400

* LTM: Last twelve months.
** The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders".
*** The numerator for this ratio is "Net income".
**** Upon acquisition per GAAP, the acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)

Securities *	$ 657,092	$ 4,616	2.79%	$ 673,416	$ 4,644	2.74%	$ 720,737	$ 4,398	2.42%
Loans *	1,604,928	18,351	4.54%	1,572,638	18,003	4.54%	1,474,257	17,263	4.65%
Other	86,218	209	0.96%	85,718	202	0.93%	101,676	246	0.96%
Total earning assets *	$ 2,348,238	$ 23,176	3.92%	$ 2,331,772	$ 22,849	3.89%	$ 2,296,670	$ 21,907	3.78%

Deposits	$ 1,166,884	$ 1,137	0.39%	$ 1,167,501	$ 1,168	0.40%	$ 1,147,913	$ 1,027	0.35%
Borrowings	561,955	3,110	2.20%	572,353	3,153	2.19%	531,932	3,276	2.44%
Total interest-bearing liabilities	$ 1,728,839	$ 4,247	0.97%	$ 1,739,854	$ 4,321	0.99%	$ 1,679,845	4,303	1.02%

Net interest income / spread *		$ 18,929	2.95%		$ 18,528	2.90%		$ 17,604	2.76%
Net interest margin *			3.20%			3.15%			3.04%

	For the Twelve Months Ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)

Securities *	$ 688,827	$ 18,679	2.71%	$ 700,344	$ 16,140	2.30%
Loans *	1,540,382	70,414	4.57%	1,425,364	67,484	4.73%
Other	90,232	849	0.94%	74,570	853	1.14%
Total earning assets *	$ 2,319,441	$ 89,942	3.88%	$ 2,200,278	$ 84,477	3.84%

Deposits	$ 1,133,228	$ 4,509	0.40%	$ 1,076,533	$ 4,715	0.44%
Borrowings	568,883	12,385	2.18%	552,776	13,052	2.36%
Total interest-bearing liabilities	$ 1,702,111	$ 16,894	0.99%	$ 1,629,309	$ 17,767	1.09%

Net interest income / spread *		$ 73,048	2.89%		$ 66,710	2.75%
Net interest margin *			3.15%			3.03%

* Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
ANALYSIS OF NONINTEREST INCOME	(dollars in thousands)

Trust department fees	$ 1,415	$ 1,356	$ 1,392	$ 5,715	$ 4,942
Investment advisory and management fees	711	727	641	2,798	2,580
Deposit service fees	1,177	1,169	1,076	4,483	4,267
Gain on sales of residential real estate loans	144	121	114	461	836
Gain on sales of government guaranteed portions of loans	1,180	159	200	2,041	2,149
Earnings on cash surrender value of life insurance	445	434	458	1,722	1,786
Debit card fees	219	252	239	982	991
Correspondent banking fees	318	295	236	1,064	772
Participation service fees on commercial loan participations	222	218	205	855	769
Subtotal	$ 5,831	$ 4,731	$ 4,561	$ 20,121	$ 19,092
Bargain purchase gain on CNB acquisition	--	--	--	--	1,841
Gains on sales of certain CNB branches	--	--	2,334	--	2,334
Gain on sale of certain nonperforming loans	--	--	576	--	576
Gains (losses) on other real estate owned, net	(333)	31	21	(447)	(545)
Securities gains	52	19	(1)	92	432
Other	289	287	235	1,232	2,084
Total noninterest income	$ 5,839	$ 5,068	$ 7,726	$ 20,998	$ 25,814

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 10,038	$ 10,359	$ 9,779	$ 40,337	$ 37,510
Occupancy and equipment expense	1,846	1,806	1,782	7,386	6,712
Professional and data processing fees	1,673	1,530	1,943	6,192	6,425
FDIC and other insurance	773	712	691	2,895	2,587
Loan/lease expense	403	185	628	1,311	1,522
Advertising and marketing	591	555	578	1,985	1,727
Postage and telephone	235	147	316	930	1,069
Stationery and supplies	144	138	157	579	562
Bank service charges	332	337	278	1,291	1,145
Subtotal	$ 16,035	$ 15,769	$ 16,152	$ 62,906	$ 59,259
Acquisition and data conversion costs	--	--	1,176	--	2,353
Other	600	619	884	2,364	2,821
Total noninterest expense	$ 16,635	$ 16,388	$ 18,212	$ 65,270	$ 64,433
CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745